UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 17, 2009
Date of Report (Date of earliest event reported)

Congoleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-13612	02-0398678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ 08619-0127
(Address of principal executive offices and Zip Code)

609-584-3000
(Registrant’s telephone number, including area code)

    N/A
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 17, 2009, Congoleum Corporation (the “Company”) and American Biltrite, Inc. (“ABI”), the Company’s controlling shareholder, entered into an Amendment to Business Relations Agreement, which extended the term of such Business Relations Agreement until the earlier of (a) the effective date of a plan of reorganization for the Company, following a final order of confirmation, or (b) March 31, 2010.  The amendment was approved by the United States Bankruptcy Court for the District of New Jersey on June 9, 2009.  A copy of the amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

On June 17, 2009, the Company and ABI entered into a Seventh Amendment to Personal Services Agreement, which extended the term of such Personal Services Agreement until the earlier of (a) the effective date of a plan of reorganization for the Company, following a final order of confirmation, or (b) March 31, 2010.  The amendment was approved by the United States Bankruptcy Court for the District of New Jersey on June 9, 2009.  A copy of the amendment is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Business Relations Agreement, dated as of June 17, 2009, by and between American Biltrite, Inc. and Congoleum Corporation
10.2	Seventh Amendment to Personal Services Agreement, dated as of June 17, 2009, by and between American Biltrite, Inc. and Congoleum Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2009	Congoleum Corporation

By: /s/ Howard N. Feist III
	Name:	Howard N. Feist III
	Title:	Chief Financial Officer